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Tesoro First Quarter 2002 Earnings Update

SAN ANTONIO--(BUSINESS WIRE)--Feb. 21, 2002--Tesoro Petroleum Corporation (NYSE:TSO - news) announced today that due to continued deterioration in market fundamentals and the ongoing scheduled turnaround of its Washington refinery, management expects first quarter 2002 earnings to be below breakeven levels.

"Industry spreads are well below historical levels in all our refining regions," stated Bruce Smith, chairman, president and CEO of Tesoro. "So far this year, industry spreads have averaged about $2.75 per barrel below the average spread seen during the fourth quarter of 2001. Normal seasonal factors make first quarter profitability more unpredictable, since margins for the first two months are typically weak.

"March is generally the strongest month of the quarter, as gasoline demand and margins improve. This year, the predictability of March results are compounded by the uncertain near-term seasonal demand growth and the Washington turnaround which is scheduled to be completed in mid-March."

The company anticipates if the current industry margin environment persists that earnings could be below the current First Call consensus of a loss of $0.09 per share.

"Notwithstanding the uncertain first quarter outlook, we believe seasonal gasoline demand and announced industry throughput reductions will reduce inventory levels and improve margins. While we anticipate margin improvement, we do not believe margins will be as strong as 2000 and 2001 margins levels.

"But, with the full year benefit of the Utah and Mandan acquisitions, the start up of our heavy oil project next month and the completion of our pending Golden Eagle asset acquisition next quarter, we believe that 2002 earnings per share will be stronger than the $2.10 per share earned last year," stated Smith.

Tesoro Petroleum Corporation is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates five refineries in the western United States with a combined capacity of 390,000 barrels per day. Tesoro's growing retail marketing system includes more than 600 branded retail stations, of which approximately 200 are company owned and operated under the Tesoro and Mirastar brand.

This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations of earnings per share, industry expectations including margin improvements, performance of the heavy oil conversion project, completion of the pending Golden Eagle Asset Acquisition and the Washington refining turnaround. Factors which may cause actual results to differ from those forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or of refined products, the price differentials between light and heavy crude oils and light and heavy refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at Company or third-party facilities, execution of planned capital projects and other factors beyond the Company's control. For more information concerning factors that could cause such a difference, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.

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Contact:

     Tesoro Petroleum Corporation, San Antonio
     Investor Relations:
     John Robertson, 210/283-2687
     or
     Public Relations:
     Tara Ford, 210/283-2676


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